Exhibit (k)(8)

AMENDMENT NO. 2 TO SENIOR
SECURED REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 2 (this “Amendment), dated as of January [__], 2015, is made with respect to the Senior Secured Revolving Credit Agreement, dated as of May 8, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among ALCENTRA CAPITAL CORPORATION, a Maryland corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time party to the Credit Agreement as lenders (the “Lenders”), and ING CAPITAL LLC, as administrative agent for the Lenders under the Credit Agreement (in such capacity, together with its successors in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement (as amended hereby).

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain loans and other extensions of credit to the Borrower; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement and the Lenders signatory hereto and the Administrative Agent have agreed to do so on the terms and subject to the conditions contained in this Amendment.

NOW THEREFORE, in consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION I AMENDMENT TO CREDIT AGREEMENT

Effective as of the Second Amendment Effective Date (as defined below), and subject to the terms and conditions set forth below, the Credit Agreement is hereby amended as follows:

(a)          Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:

“ ‘Equity Redemption Amount’ means, as of any date of determination, an amount equal to the result of (x) $10,000,000 minus (y) the amount of redemptions of notes made in accordance with Section 6.12(c) on or prior to such date of determination.”

“ ‘Survivor’s Option Amount’ means, as of any date of determination, an amount equal to the result of (x) $10,000,000 minus (y) the amount of all Restricted Payments made in accordance with Section 6.05(e) on or prior to such date of determination.”

(b)          Section 1.01 of the Credit Agreement is hereby amended by deleting the term “Unsecured Longer-Term Indebtedness” in its entirety and replacing it with the following defined term in the appropriate alphabetical order:

“ ‘Unsecured Longer-Term Indebtedness’ means any Indebtedness for borrowed money of the Borrower that (a) has no amortization, or mandatory redemption, repurchase or prepayment prior to, and a final maturity date not earlier than, six months after the Maturity Date, (b) is incurred pursuant to terms that are substantially comparable to market terms for substantially similar debt of other similarly situated borrowers as reasonably determined in good faith by the Borrower (other than financial covenants and events of default (other than events of default customary in indentures or similar instruments that have no analogous provisions in this Agreement or credit agreements generally), which shall be no more restrictive upon the Borrower and the other Obligors, while any commitments or Loans are outstanding, than those set forth in this Agreement) (it being understood that (i) put rights or repurchase or redemption obligations arising out of circumstances that would constitute a “fundamental change” (as such term is customarily defined in convertible note offerings) or be Events of Default under the Revolving Facility shall not violate clauses (a) or (b) for purposes of this definition and (ii) the “Survivor’s Option” described in the draft Registration Statement on Form N-2 provided by the Company via email to the Administrative Agent at 7:52 PM ET on January 11, 2015 shall not violate clauses (a) or (b) for the purposes of this definition), and (c) is not secured by any assets of any Obligor.”

(c)          Section 6.05(e) of the Credit Agreement is hereby amended by deleting the number “$10,000,000” and in lieu thereof, inserting the phrase “the Equity Redemption Amount”.

(d)          Section 6.12 of the Credit Agreement is hereby amended by (i) deleting the word “or” at the end of clause (a) thereof, (ii) replacing the period at the end of clause (b) thereof with “and” and (iii) adding the following clause (c) immediately after clause (b) thereof:

“(c) redemptions of any notes pursuant to the “Survivor’s Option” described in the draft Registration Statement on Form N-2 provided by the Company via email to the Administrative Agent at 7:52 PM ET on January 11, 2015, provided that the aggregate amount of notes redeemed shall not exceed the Survivor’s Option Amount.”

SECTION II MISCELLANEOUS

2.1.            Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date (the “Second Amendment Effective Date”) on which the Borrower and the Subsidiary Guarantors have satisfied each of the following conditions precedent (unless a condition shall have been waived in accordance with Section 9.02 of the Credit Agreement):

(a)          Executed Counterparts. The Administrative Agent shall have received from each party hereto either (1) a counterpart of this Amendment signed on behalf of such party or (2) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page to this Amendment) that such party has signed a counterpart of this Amendment.

(b)          Corporate Documents. The Administrative Agent shall have received (x) signature and incumbency certificates of the officers of such Person executing the Amendment and the other Loan Document to which it is a party, (y) resolutions of the board of directors or similar governing body of each Obligor approving and authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Second Amendment Effective Date, certified as of the Second Amendment Effective Date by its secretary or an assistant secretary as being in full force and effect without modification or amendment, and (z) such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Obligors, and the authorization of the Amendment and any other legal matters relating to the Obligors, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(c)          Consents. The Borrower shall have obtained and delivered to the Administrative Agent certified copies of all consents, approvals, authorizations, registrations, or filings (other than any filing required under the Exchange Act or the rules or regulations promulgated thereunder, including, without limitation, any filing required on Form 8-K) required to be made or obtained by the Borrower and all guarantors in connection with this Amendment, such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding the Amendment or any transaction being financed with the proceeds of the Loans shall be ongoing.

(d)          No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments pending or threatened in any court or before any arbitrator or Governmental Authority that relates to the Amendment or that could have a Material Adverse Effect.

(e)          Fees and Expenses. The Borrower shall have paid in full to the Administrative Agent and the Lenders all fees and expenses related to this Amendment and the Credit Agreement owing on the Second Amendment Effective Date.

(f)          Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement, this Amendment or under any Material Indebtedness immediately before and after giving effect to the Amendment.

(g)          Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent.

2.2.           Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each of the Lenders that, as of the Second Amendment Effective Date and after giving effect to this Amendment:

(a)           This Amendment has been duly authorized, executed and delivered by the Borrower and the Subsidiary Guarantor and constitutes a legal, valid and binding obligation of the Borrower and the Subsidiary Guarantor enforceable in accordance with its terms. The Credit Agreement, as amended by the Amendment, constitutes the legal, valid and binding obligation of the Borrower enforceable in accordance with its respective terms.

(b)          The representations and warranties set forth in Article 3 of the Credit Agreement and the representations and warranties in each other Loan Document are true and correct in all material respects (other than any representation or warranty already qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) on and as of the Second Amendment Effective Date or as to any such representations and warranties that refer to a specific date, as of such specific date, with the same effect as though made on and as of the Second Amendment Effective Date.

2.3.           Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract between and among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

2.4.           Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees, charges and disbursements of legal counsel to the Administrative Agent.

2.5.           GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

2.6.           Incorporation of Certain Provisions. The provisions of Sections 9.01, 9.07, 9.09, 9.10 and 9.12 of the Credit Agreement are hereby incorporated by reference with respect to Section I.

2.7.           Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Collateral Agent, the Borrower or the Subsidiary Guarantor under the Credit Agreement or any other Loan Document, and, except as expressly set forth herein, shall not alter, modify, amend or in any way affect any of the other terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions amended herein of the Credit Agreement. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference in any other Loan Document shall mean the Credit Agreement as amended hereby. This Amendment shall constitute a Loan Document.

2.8.         Consent and Affirmation. Without limiting the generality of the foregoing, by its execution hereof, each of the Borrower and the Subsidiary Guarantor hereby, as of the Second Amendment Effective Date, (i) consents to this Amendment and the transactions contemplated hereby, (ii) agrees that the Guarantee and Security Agreement and each of the other Security Documents is in full force and effect, (iii) confirms its guarantee (solely in the case of the Subsidiary Guarantor) and affirms its obligations under the Guarantee and Security Agreement and confirms its grant of a security interest in its assets as Collateral for the Secured Obligations (as defined in the Guarantee and Security Agreement), and (iv) acknowledges and affirms that such guarantee and/or grant is in full force and effect in respect of, and to secure, the Secured Obligations (as defined in the Guarantee and Security Agreement).

2.9.         Release. Each of the Borrower and the Subsidiary Guarantor hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against the Administrative Agent, the Collateral Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) including, but not limited to, under the Credit Agreement and the other Loan Documents (and each other document entered into in connection therewith), and (b) the Administrative Agent, the Collateral Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Obligors and their Affiliates under the Credit Agreement and the other Loan Documents (and each other document entered into in connection therewith) that are required to have been performed on or prior to the date hereof. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each of the Borrower and the Subsidiary Guarantor (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge the Administrative Agent, the Collateral Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Second Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Credit Agreement or any other Loan Document (or any other document entered into in connection therewith), or any act, event or transaction related or attendant thereto, or the agreements of the Administrative Agent, the Collateral Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any of the Borrower or the Subsidiary Guarantor, or the making of any Loans or other advances, or the management of such Loans or advances or the Collateral.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ALCENTRA CAPITAL CORPORATION,
as Borrower

By:
Name:
Title:

ALCENTRA BDC EQUITY HOLDINGS, LLC,
as Subsidiary Guarantor

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]

ING CAPITAL LLC, as Administrative Agent and as a Lender

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]

STATE STREET BANK AND TRUST COMPANY, as Lender

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]

EVERBANK COMMERCIAL FINANCE, INC., as Lender

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]

ALOSTAR BANK OF COMMERCE, as Lender

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]

STIFEL BANK & TRUST, as Lender

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]

RAYMOND JAMES BANK, N.A., as Lender

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]

WEBSTER BANK, N.A., as Lender

By:
Name:
Title:

[Signature Page to Amendment No. 2 to Senior Secured Revolving Credit Agreement]